EXHIBIT 99.3

M:Metrics, Inc. and
Subsidiary
Condensed Consolidated Unaudited Financial
Statements as of March 31, 2008 and December 31,
2007, and for the
Three Months Ended March 31, 2008 and 2007

M:METRICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,586,526	$266,345
Accounts receivable — net of allowance for doubtful accounts of $50,000 for March 31, 2008 and December 31, 2007, respectively	2,990,526	3,606,849
Prepaid expenses	197,139	93,782

Total current assets	4,774,191	3,966,976

PROPERTY AND EQUIPMENT — Net of accumulated depreciation and amortization of $908,096 and $752,376 at March 31, 2008 and December 31, 2007, respectively	1,125,907	1,276,404

SECURITY DEPOSITS	70,235	70,235
OTHER ASSETS	3,002	86,315

Total other assets	73,237	156,550

TOTAL	$5,973,335	$5,399,930

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,118,405	$2,214,523
Accrued liabilities	819,023	1,012,729
Line of credit	1,000,000	1,162,400
Unearned revenue	5,763,032	5,601,407

Total current liabilities	8,700,460	9,991,059
LONG-TERM DEFERRED RENT	147,560	151,462
LONG-TERM DEFERRED REVENUE	140,000	—

Total liabilities	8,988,020	10,142,521

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock (Series A), $0.001 par value; authorized 3,661,930 shares; issued and outstanding, 3,661,930 shares	3,014,871	2,970,541
Preferred stock (Series B), $0.001 par value; authorized 6,252,334 shares; issued and outstanding 6,252,334 shares	7,981,996	7,865,291
Preferred stock (Series C), $0.001 par value; authorized 4,420,340 and 2,648,816 at March 31, 2008 and December 31, 2007, respectively; issued and outstanding, 4,302,265 and 2,530,741 shares at March 31, 2008 and December 31, 2007, respectively	8,677,084	5,079,395
Common stock, $0.001 par value, authorized 25,500,000 shares; issued and outstanding 3,145,307 shares	3,145	3,145
Accumulated deficit	(22,615,439)	(20,587,095)
Accumulated other comprehensive loss	(76,342)	(73,868)

Total stockholders’ deficit	(3,014,685)	(4,742,591)

TOTAL	(5,973,335)	(5,399,930)

See notes to condensed consolidated unaudited financial statements.

M:METRICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	March 31,
	2008	2007
	(Unaudited)

REVENUES	$2,791,092	$1,947,335

COST OF GOODS SOLD:
Product management	645,585	459,740
Research	843,481	632,691
Business development	120,058	202,758

Total cost of goods sold	1,609,124	1,295,189

GROSS PROFIT	1,181,968	652,146

OPERATING EXPENSES:
General and administrative	842,270	1,129,089
Sales	908,196	766,773
Marketing	331,542	160,367
Engineering	644,140	506,962
Operations	208,761	177,796

Total operating expenses	2,934,909	2,740,987

LOSS FROM OPERATIONS	(1,752,941)	(2,088,841)

OTHER INCOME (EXPENSE):
Interest income	12,644	7,982
Interest expense	(20,926)	—

Total other (expense) income	(8,282)	7,982

LOSS BEFORE INCOME TAXES	(1,761,223)	(2,080,859)

NET LOSS	(1,761,223)	(2,080,859)

COMPREHENSIVE LOSS- Foreign currency translation adjustment	(2,474)	—

COMPREHENSIVE LOSS	$(1,763,697)	$(2,080,859)

See notes to condensed consolidated unaudited financial statements.

M:METRICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	March 31,
	2008	2007
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,761,223)	$(2,080,859)

Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	—	12,000
Depreciation and amortization	155,720	51,062
Changes in:
Accounts receivable	616,323	469,285
Prepaid expenses and other current assets	10,107	(36,015)
Other assets	—	10,754
Accounts payable	(1,067,568)	248,672
Accrued liabilities	(282,090)	(103,290)
Unearned revenue	335,170	339,612
Deferred rent	(3,902)	17,959

Total adjustments	(236,240)	1,010,039

Net cash used in operating activities	(1,997,463)	(1,070,820)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,223)	(48,187)

Net cash used in investing activities	(5,223)	(48,187)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred stock	3,491,603	—
Borrowing from line credit	337,600	—
Payments on line of credit	(500,000)	—

Net cash provided by financing activities	3,329,203	—

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6,336)	(58,159)

NET INCREASE (DECREASE) IN CASH	1,320,181	(1,177,166)

CASH AND CASH EQUIVALENTS:
Beginning of period	266,345	1,433,586

End of period	$1,586,526	$256,420

SUPPLEMENTAL DISCLOSURES:
Dividends declared but not paid	$267,121	$—

See notes to condensed consolidated unaudited financial statements.

M:METRICS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007, AND FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations — M:Metrics, Inc. (the “Company”) was incorporated in Delaware in 2004 and provides mobile data measurement services to companies throughout the United States, Canada, and Europe. The Company is located in Seattle, WA, with an office in San Francisco, CA.

The Company formed M:Metrics, Ltd., a wholly owned subsidiary, to expand operations into the European Union in 2005.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and M:Metrics, Ltd. All material intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information
     The condensed consolidated financial statements as of and for the three months ended March 31, 2008 and 2007 included in this Exhibit 99.3 to Amendment No. 1 to Current Report on Form 8-K/A have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained in this Amendment No. 1 to Current Report on Form S-K/A comply with the requirements of the Securities Exchange Act of 1934, as amended, and are adequate to make the information presented not misleading. The condensed consolidated financial statements included herein, reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the years ended December 31, 2007, 2006 and 2005 filed as Exhibit 99.2 with and incorporated by reference to that certain Amendment No, 1 to Current Report on Form 8-K/A filed by comScore, Inc. on August 13, 2008. The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2008 or thereafter. All references to March 31, 2008 and 2007 or to the three months ended March 31, 2008 and 2007 in the notes to these condensed consolidated financial statements are unaudited.

Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Risk — The Company maintains general cash balances at several banks, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company manages its credit risk by monitoring the stability of the financial institutions in which cash is deposited. No customer represented greater than 10% of revenue for the three months ended March 31, 2008 and 2007, or accounts receivable as of March 31, 2008 and December 31, 2007.

Fair Value of Financial Instruments — At March 31, 2008 and December 31, 2007, the carrying value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and employee benefits, and accrued expenses, approximates fair value based on the short-term nature of these instruments.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash and cash equivalents.

Accounts Receivable — The Company, in the normal course of business, extends credit to customers. Interest is not determined or recorded on any of the outstanding receivables from customers. Trade receivables are considered delinquent when the due date has passed with no payment on the customer’s account. The Company uses the allowance method for recording doubtful collections on receivables. The allowance for doubtful accounts is based on management’s estimate of uncollectible accounts considering historical write-off experience and on specific customer accounts believed to be at collection risk. Accounts receivable are written off when all options to pursue collection have been exhausted.

Unbilled fees to clients are billed twice a month or monthly within five working days of each month-end. Costs related to unbilled fees to clients are recorded on the accrual basis.

Property and Equipment — Property and equipment are carried at cost. The threshold for capitalization is $500. Costs incurred for computer software developed or obtained for internal use are capitalized in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Expenditures for maintenance and repairs are expensed as incurred. Depreciation is provided using straight-line depreciation methods over estimated useful lives as follows:

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

Impairment of Long-Lived Assets — In accordance with Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment and intangible assets with finite lives, whenever current events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges during the three months ended March 31, 2008 and 2007.

Revenue Recognition — The Company recognizes product revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB No. 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists, services have commenced, the fee is fixed and determinable, and collectibility is reasonably assured. Revenue from service contracts is recognized over the term of the contract. Deferred revenue at the end of each reporting period is determined based on the number of days remaining in the contract.

Advertising Costs — The Company expenses the cost of advertising as incurred.

Share-Based Compensation — The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock awards to employees through December 31, 2005. Under APB Opinion No. 25, compensation expense is measured on the date of the grant if the current market price of the underlying stock exceeds the exercise price.

Effective January 1, 2006, the Company adopted FASB Statement No. 123(R), Share-Based Payment, using the prospective transition method. FASB Statement No. 123(R) requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the fair value of those awards on the grant date. Using the prospective transition method of adopting FASB Statement No. 123(R), the Company began recognizing compensation expense for equity-based awards granted on or after January 1, 2006. Equity awards issued prior to the adoption of FASB Statement No. 123(R) continue to be accounted for in accordance with APB Opinion No. 25.

As a result of the adoption of FASB Statement No. 123(R), starting with fiscal year 2006, the Company’s operating results contain a charge for share-based compensation expense of $38,149 for fiscal 2007 related to employee stock options. This charge is in addition to share-based compensation expense the Company has recognized in prior periods related to stock options under APB Opinion No. 25.

Under FASB Statement No. 123(R), stock-based compensation expense is measured at the grant date based on the value of the equity award and is recognized as expense, less expected forfeitures over the requisite service period, which is generally the vesting period. The fair value of each equity award is estimated on the date of grant using the Black-Scholes option-pricing model. The Company recognizes stock-based compensation expense on the straight-line method for its equity awards issued to employees. Determining the fair value of stock-based awards at the grant date requires judgment, including estimating the expected volatility, expected term, risk-free interest rate, and expected dividends as follows:

Expected Term — The Company’s expected term represents the period during which the Company’s stock-based awards are expected to be outstanding and is determined based on the simplified method in SAB No. 107, Share-Based Payment.

Expected Volatility — The Company’s volatility factor is estimated using comparable public company volatility for similar terms.

Expected Dividend — The Company has never paid cash dividends and has no present intention to pay cash dividends in the future; as a result, the expected dividend is zero.

Risk-Free Interest Rate — The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards does not correspond with the term for which an interest rate is quoted, the Company performs a straight-line interpolation to determine the rate from the available term maturities.

The Company has calculated the fair value of stock options using the Black-Scholes option-pricing model with the following weighted-average assumptions for options granted:

	March 31,	December 31,
	2008	2007
Dividend yield	0%	0%
Expected volatility	35%	35%
Risk-free interest rate	4.17%	4.17%
Expected life (years)	6.07	6.07
The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of FASB Statement No. 123(R) and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Goods or Services, which require that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

Income Taxes — The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements, in accordance with FASB Statement No. 109, Accounting for Income Taxes. The Company provides for deferred income taxes resulting from temporary differences, which arise from recording certain transactions (principally depreciation and amortization, accrual to cash basis differences, and net operating loss carryforwards) in different years for income tax reporting purposes than for financial reporting purposes. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effects of tax rate changes on future deferred tax liabilities and deferred tax benefits, as well as other changes in income tax laws, are recognized in net income in the period such changes are enacted. Deferred tax assets and liabilities in the consolidated balance sheets are classified in accordance with FASB Statement No. 109, which generally requires that the classification be based upon the related asset or liability creating the deferred tax. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Intercompany Transfer Pricing — In addition to federal and state income taxes, the Company may be subject to transfer price taxes under U.S. Internal Revenue Code Section 482. This law requires that firms transferring products internationally between branches of commonly controlled entities maintain an arm’s-length transfer pricing policy and have available supporting documentation of such policies and transactions. The Company’s exposure for transfer pricing in the UK is based on any future review by UK taxing authorities. The Company followed procedures for developing appropriate allocations of revenues and expenses based on known facts concerning the operations in the United States and UK. The Company believes the potential exposure, if any, will not have a material impact on its consolidated financial statements.

Foreign Currency Exchange Risk — The Company is exposed to foreign currency exchange rate fluctuations as it converts the financial statements of the foreign subsidiary in U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiary’s financial statements into U.S. dollars will lead to a translation gain or loss, which is recorded as a component of other comprehensive income. The results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the British pound. The majority of the Company’s subscription agreements are denominated in U.S. dollars. To date, foreign revenue has been primarily in British pounds.

Recent Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109. FIN No. 48 prescribes a recognition threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. While effective for public companies with fiscal years beginning after December 15, 2006, the FASB issued FASB Staff Position FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, on February 1, 2008, which deferred the effective date of FIN No. 48 for nonpublic enterprises until their fiscal years beginning after December 15, 2007. The adoption of FIN No. 48 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”) . The purpose of this statement is to define fair value, establish a framework for measuring fair value and enhance disclosures about fair value measurements. The measurement and disclosure requirements are effective for the Company as of January 1, 2008 and are applied prospectively. In February 2008, the FASB agreed to delay the effective date of SFAS No, 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008. The Company adopted SFAS No. 157 on January 1, 2008 except as it applies to those non-financial assets and non-financial liabilities. The adoption of SFAS No. 157 for financial assets and liabilities did not have a material impact on our consolidated results of operations or financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”), to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. If elected, SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008, however, the Company has not expanded its eligible items subject to the fair value option under SFAS No. 159.

2.	LINE OF CREDIT

The Company has a secured line of credit from Square 1 Bank with a maximum available limit of $1,500,000 or 80% of eligible accounts receivable. The interest rate on outstanding balances is 1.25% above prime, which was calculated as 8.5% at December 31, 2007. The line of credit expires and is payable April 30, 2008.

3.	STOCKHOLDERS’ EQUITY

The Articles of Incorporation authorized the Company to issue 38,063,080 shares of stock, par value of $0.001 per share; 25,500,000 shares are Common Stock and 12,563,080 shares are Preferred Stock.

In February 2008, the articles of incorporation were amended to authorize the Company to issue up to an additional 1,771,524 shares of Series C Preferred Stock. This amendment authorized the Company to issue 39,834,604 total shares of stock, each with a par value of $0.001 per share; 25,500,000 shares are common stock and 14,334,604 shares are preferred stock. The amendment was made to accommodate a Series C Preferred Stock offering of $3,500,000 completed in February 2008.

The holders of Preferred Stock have the same voting rights as the holders of Common Stock and are entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company, and the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of shares of Common Stock into which such shares of Preferred Stock could be converted.

As of December 31, 2007, there were 3,661,930 shares of Series A Preferred Stock outstanding, 6,252,334 shares of Series B Preferred Stock outstanding, and 2,530,741 shares of Series C Preferred Stock outstanding.

Dividends — Series A preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series A original purchase price on each outstanding share of Series A Preferred Stock ($0.682 per share). The Series A preferred dividends are cumulative from the date of the original issuance of the Series A preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

Series B preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series B original purchase price on each outstanding share of Series B Preferred Stock ($1.1196 per share). The Series B preferred dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

Series C preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series C original purchase price on each outstanding share of Series C Preferred Stock ($1.9757 per share). The Series C preferred dividends are cumulative from the date of the original issuance of the Series C preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

At March 31, 2008, the Company accrued Series A dividends of $44,330, Series B dividends of $116,705, and Series C dividends of $106,086. At December 31, 2006, the Company accrued Series A dividends of $358,869 and Series B dividends of $526,125.

Priority — The Series C preferred stock ranks senior to Series A and Series B preferred stock and common stock issued with respect to payment of dividends and amounts upon liquidation, dissolution, or winding up. The Series B preferred stock ranks senior to Series A preferred stock and common stock issued with respect to payment of dividends and amounts upon liquidation, dissolution, or winding up.

Conversion Rights — Each share of Series A, Series B, and Series C preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock. Series A shares are convertible at a conversion price of $0.682 per share, Series B shares are convertible at a conversion price of $1.1196 per share, and Series C shares are convertible at a conversion price of $1.9757 per share.

Automatic Conversion — Each share of each series of preferred stock will automatically be converted into shares of common stock at the conversion price at the time in effect for such series immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.6464 per share and which results in aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a Preferred Supermajority, defined as at least 75% of the then-outstanding shares of the Series A Preferred Stock and Series B Preferred Stock voting together as a single class converted into common stock basis.

4.	STOCK OPTION PLAN

On September 14, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “Plan”). Under the Plan, up to 1,180,993 shares of the Company’s common stock, in the form of both incentive and nonqualified stock options, may be granted to eligible employees, directors, and consultants. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. Options generally vest with respect to 25% of the shares one year after the options’ vesting commencement date and the remainder ratably on a monthly basis over the following three years. Options granted under the Plan have a maximum term of 10 years. Vested options can be exercised at any time.

On October 3, 2005, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 1,180,993 to 2,239,676.

On April 12, 2007, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 2,239,676 to 2,656,752.

On November 13, 2007, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 2,656,752 to 2,739,676.

A summary of the Plan is presented below:

		Outstanding
				Weighted-
				Average
	Shares		Exercise	Exercise
	Available	Shares	Price/Share	Price

BALANCE — December 31, 2007	42,479	2,582,190	$0.06 - $0.51	$0.26

Granted	(5,000)	5,000	0.51 - 0.51	0.51

Forfeited/canceled	136,711	(136,711)	0.25 - 0.51	0.27

BALANCE — March 31, 2008	174,190	2,450,479	$0.06 - $0.51	0.26

As of March 31, 2008, there was $167,704 of total unrecognized compensation expense expected to be recognized over a weighted-average period of 6.08 years.

5.	CONTINGENCIES

In June 2006, Telephia, Inc. (“Telephia”) filed a lawsuit against the Company in the U.S. District Court for the Northern District of California (Case No. C 06-03767 SBA), alleging that the Company infringes U.S. Patent No. 6,745,011 (the “ ‘011 patent”). The ‘011 patent is directed to a system and method for measuring wireless device and wireless network usage and performance metrics by using metering software installed on the wireless device. On June 13, 2007, the Company filed a motion for partial summary judgment that the current version of meter client does not infringe the ‘011 patent on November 6, 2007, the court ruled in favor of the Company’s motion for partial summary judgment of noninfringement.

The Company signed a patent settlement agreement with The Nielson Company and Telephia on March 5, 2008. The Company believes that this agreement resolves all issues raised in the lawsuit filed by Telephia in June 2006. Although, however, there can be no assurance that these parties would not bring litigation against the company or its affiliates or successors at a later date.

6.	SUBSEQUENT EVENTS

In April 2008, the Company amended its Loan and Security Agreement with Square 1 Bank to extend the maturity date until April 29, 2009. All other terms of the Loan and Security Agreement remain the same.

On May 27, 2008, the Company approved a proposed merger agreement and plan of merger by and among comScore, Inc., a Delaware corporation, and the merger was completed on May 28, 2008 for a total estimated sales price of approximately $44.4 million, which is net of the Company’s cash balance as of the closing date.
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